Exhibit 99.2

[Logo]

      THE BEARD COMPANY                                           News Release
 Enterprise Plaza, Suite 320
    5600 North May Avenue                              Herb Mee, Jr., President
 Oklahoma City, Oklahoma 73112
  (405) 842-2333 OTCBB: BRCO

                                THE BEARD COMPANY
                    ANNOUNCES RESULTS FOR 2004 FIRST QUARTER;
                 COMMENCES $1,200,000 NOTE AND WARRANT OFFERING


FOR IMMEDIATE RELEASE:  Monday, May 17, 2004

     Oklahoma City, Oklahoma --- The Beard Company (OTCBB:BRCO) today announced that earnings for the first quarter of 2004 totaled $2,303,000, or $0.91 per share, on revenues of $188,000, compared with a net loss of $498,000, or $0.27 per share, on revenues of $194,000 in the 2003 first quarter. Diluted earnings per share were $0.86 in the 2004 first quarter versus a net loss of $0.27 per share in the comparable 2003 quarter.

     Herb Mee, Jr., President, stated: "As previously announced, we received the second installment of the McElmo Dome Settlement, totaling $2,826,000, on March 26th. This amount was reflected in other income for the first quarter of 2004, and more than accounted for the earnings during such period."

     "As a result of the recent increase in natural gas prices, the spot price for coal in the East has risen considerably since Labor Day 2003 and has recently been in the $45 to $55 per ton level. Converting natural gas to coal on an equivalent btu basis a ton of coal contains 22 times the btu of an mcf (thousand cubic feet) of natural gas. With natural gas at $6.00 per mcf, coal on an equivalent btu basis should be selling at $132.00 per ton, ignoring environmental factors. As a result, the demand for coal has increased sharply in recent months and interest in our coal reclamation services has increased correspondingly."

     "The Company is currently pursuing six different coal reclamation projects which collectively involve the recovery of five ponds and the operation of a fine coal preparation circuit. We hope to bring several of these projects to fruition in the near future. In order to position ourselves to do that the Company has arranged for an investment banking firm to sell $1,200,000 of 10% participating notes with 240,000 attached warrants to accredited investors in a private placement on a best efforts basis. Some of the notes and warrants will also be sold by the Company. Meanwhile, we are separately pursuing financing for the projects in the event they materialize," Mee concluded.

     Neither the 10% participating notes nor the warrants have been registered under the Securities Act of 1933, as amended and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

                               (Continued on back)
Fax Number (405) 842-9901                            Email:  hmee@beardco.com

                               THE BEARD COMPANY AND SUBSIDIARIES
                                     Results of Operations
                                          (Unaudited)
                                                                     For the Three Months
                                                                   ---------------------------
                                                                        Ended March 31,
                                                                   ---------------------------
                                                                       2004          2003
                                                                    -----------   ------------
Revenues ........................................................   $   188,000    $   194,000
Expenses ........................................................       561,000        627,000
                                                                    -----------    -----------

Operating loss...................................................      (373,000)      (433,000)
Other income (expense) ..........................................     2,770,000        (85,000)
                                                                    -----------    -----------

Earnings (loss) from continuing operations
      before income taxes .......................................     2,397,000       (518,000)
Income taxes ....................................................       (97,000)             -
                                                                    -----------    -----------

Earnings (loss) from continuing operations ......................     2,300,000       (518,000)

Earnings from discontinued operations ...........................         3,000         20,000
                                                                    -----------    -----------
Net earnings (loss) .............................................   $ 2,303,000    $  (498,000)
                                                                    ===========    ===========

Net earnings (loss) per average common share outstanding: Basic<F2>:
      Earnings (loss) from continuing operations ................   $      0.91    $     (0.28)
      Earnings from discontinued operations .....................          0.00           0.01
                                                                    -----------    -----------
      Net earnings (loss) .......................................   $      0.91    $     (0.27)
                                                                    ===========    ===========

    Diluted<F2>:
      Earnings (loss) from continuing operations ................   $      0.86    $     (0.28)
      Earnings from discontinued operations .....................          0.00           0.01
                                                                    -----------    -----------
      Net earnings (loss) .......................................   $      0.86    $     (0.27)
                                                                    ===========    ===========

    Weighted average common shares outstanding:
    Basic .......................................................     2,543,000      1,829,000
                                                                    ===========    ===========
    Diluted .....................................................     2,676,000      1,829,000
                                                                    ===========    ===========
---------------

<F1>
     Statements regarding future profitability and operations, including the timing of those activities, are "forward looking statements" within the meaning of the Private Securities
     Litigation Reform Act. The statements involve risks that could significantly impact The
     Beard Company. These risks include, but are not limited to, adverse general economic conditions, unexpected costs or delays or other unexpected events, as well as other risks discussed in detail in The Beard Company's filings with the Securities and Exchange
     Commission.
<F2>
     Basic earnings (loss) per share are computed by dividing earnings (loss) attributable to common shareholders by the weighted average number of common shares outstanding for the period. Diluted earnings (loss) per common share reflect the potential dilution that could occur if the Company's outstanding stock options and warrants were exercised (calculated using the treasury stock method) and if the Company's preferred stock were converted to common stock. Diluted loss per share from continuing operations exclude potential common shares issuable upon conversion of convertible preferred stock as the effect would be anti-dilutive. Diluted earnings (loss) per share exclude potential common shares issuable upon exercise of stock options and warrants, as the effect would be anti-dilutive.
     Weighted average shares of 2,676,000 for the diluted earnings per share calculation for the three months ended March 31, 2004 are composed of basic common shares of 2,543,000 and
     133,000 shares of preferred stock converted to common shares.

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     FOR FURTHER INFORMATION CONTACT: Herb Mee, Jr.